UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 28, 2014

BARRETT BUSINESS SERVICES, INC.

(Exact name of registrant as specified in charter)

Maryland

(State or other jurisdiction of incorporation)

0-21886

(SEC File Number)

52-0812977

(IRS Employer Identification No.)

8100 N.E. Parkway Drive, Suite 200
Vancouver, Washington	98662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(360) 828-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The 2014 annual meeting of stockholders of Barrett Business Services, Inc. (the "Company") was held on May 28, 2014.

(b) The matters considered and voted on by the Company's stockholders at the annual meeting and the voting results were as follows:

Proposal 1. Six directors were elected, each for a one-year term, by the votes indicated.

Nominee	Shares Voted For	Shares Voted Against	Abstentions	Broker Non-votes
Thomas J. Carley	5,765,829	91,411	36,215	1,003,000
Michael L. Elich	5,775,185	82,556	35,714	1,003,000
James B. Hicks, Ph.D.	5,771,326	85,914	36,215	1,003,000
Roger L. Johnson	5,786,683	70,557	36,215	1,003,000
Jon L. Justesen	5,786,338	70,822	36,295	1,003,000
Anthony Meeker	5,766,513	90,798	36,144	1,003,000

All other matters were approved by the required vote as follows:

Proposal 2. Approval of performance goals under the Company’s Annual Cash Incentive Award Plan.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-votes
5,712,839	142,651	37,965	1,003,000

Proposal 3. Ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

Shares Voted For	Shares Voted Against	Abstentions
6,804,670	52,437	39,348

Proposal 4. Approval, by non-binding vote, of the compensation paid to the Company's named executive officers.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-votes
5,764,318	89,729	39,408	1,003,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARRETT BUSINESS SERVICES, INC.

Dated: June 2, 2014	By:	/s/ James D. Miller
James D. Miller Vice President-Finance, Treasurer and Secretary